Exhibit 1.1

 CHINA AUTO RENTAL HOLDINGS INC.

[•] American Depositary Shares

Representing [•] Ordinary Shares

Underwriting Agreement

[•], 2012

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf
London E14 4QA, United Kingdom

J.P. Morgan Securities LLC

383 Madison Avenue
New York, New York  10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, NY 10036

As Representatives of the several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

China Auto Rental Holdings Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] American Depositary Shares (“ADSs”) (the “Underwritten ADSs”), representing [•] ordinary shares, par value US$0.00005 per share, of the Company (the “Ordinary Shares”).  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional [•] ADSs, representing [•] additional Ordinary Shares, and the shareholder of the Company named in Schedule 2 hereto (the “Selling Shareholder”) proposes to sell, at the option of the Underwriters, up to an additional [•] ADSs, representing [•] additional Ordinary Shares (collectively, the “Option ADSs”).  The Underwritten ADSs and the Option ADSs are herein referred to as the “Offered ADSs”.  The Ordinary Shares represented by the Underwritten ADSs are herein referred to as the “Underwritten Shares,” the Ordinary Shares represented by the Option ADSs are herein referred to as the “Option Shares” and the Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

The Offered ADSs evidenced by the ADRs (as hereinafter defined) are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), among the Company, Citibank, N.A., as depositary (the “Depositary”), and owners and beneficial owners from time to time of the ADSs.  Each Offered ADS will initially represent the right to receive [•] Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Offered ADSs, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-179048), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered ADSs.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 10, 2012 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2012.

2.             Purchase of the Offered ADSs by the Underwriters.  (a) The Company agrees to issue and sell, the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”) of $[•] from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell, and the Selling Shareholder agrees, as and to the extent indicated in Schedule 2 hereto, to sell, the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Company and the Selling Shareholder the Option ADSs at the Purchase Price less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.  If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company and the Selling Shareholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.  Any such election to purchase Option ADSs shall be made in proportion to the maximum number of Option ADSs to be sold by the Company and by the Selling Shareholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Shareholder.  Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the ADRs (as hereinafter defined) evidencing the Option ADSs are to be delivered and the Option ADSs paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company and the Selling Shareholder understand that the Underwriters intend to make a public offering of the Offered ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered ADSs on the terms set forth in the Prospectus.  The Company and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter.

(c)           Payment for the Offered ADSs shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Shareholder to the Representatives, in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 18th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong (the “Closing Location”) at 9:00 A.M., New York City time, on [•], 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Shareholder may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs.  The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date,” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of American Depositary Receipts (“ADRs”) evidencing the Offered ADSs to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Offered ADSs duly paid by the Company and the Selling Shareholder, as applicable.  Delivery of the ADRs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the representative shall otherwise instruct.  The specimen of the ADRs representing the Offered ADSs will be made available for inspection and packaging by the Representatives at the Closing Location not later than 1:00 P.M., Hong Kong time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)           Each of the Company and the Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(b)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(d)           Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered ADSs has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(e)           Form F-6. A registration statement on Form F-6 (File No. 333-180627), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Securities Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f)            Form 8-A. A registration statement on Form 8-A (File No. 001-35501), and any amendments thereto, in respect of the registration of the Offered ADSs under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g)           Financial Statements.  The financial statements (including the related notes thereto) of the Company and its subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required.

(h)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company or each of its subsidiaries of their respective obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).  The constitutive documents of the Company and each of its subsidiaries comply with the requirements of applicable law in all material respects in their respective jurisdictions of incorporation and are in full force and effect.

(j)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company (including the Shares represented by the ADSs to be sold by the Selling Shareholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares or other equity interest in the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)           Stock Options.  With respect to the stock options (the “Stock Options”) to be granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l)            Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of ADRs evidencing Offered ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)           The Shares.  The Shares to be issued and represented by the Offered ADSs to be sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any pre-emptive or similar rights.  The Shares may be freely deposited by the Company and the Selling Shareholder with the Depositary against issuance of ADRs evidencing the Offered ADSs; the Offered ADSs to be sold by the Company and the Selling Shareholder, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Cayman Islands, the People’s Republic of China, which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region (the “PRC”) or the United States except as described in the Prospectus under “Description of share capital,” “Description of American depositary shares” and “Shares eligible for future sale.”

(p)           Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)           No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association, charter, by-laws, business license or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the Offered ADSs by the Company, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the Offered ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the

Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws, business licenses or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)           No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the Offered ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the Offered ADSs or the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(t)            Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)           Independent Accountants.  Ernst & Young Hua Ming, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)           Title to Real and Personal Property.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)          Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others.  The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(x)            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)            Taxes.  The Company and its subsidiaries have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)         Licenses and Permits.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries are in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; all such licenses, certificates, permits and other authorizations are valid and in full force and effect and (ii) neither the Company nor any of its subsidiaries has received notice of any revocation of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(cc)         No Undisclosed Benefits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person.  The Company and its subsidiaries are in material compliance with all applicable laws relating to employee benefits.

(dd)         Compliance with and Liability under Environmental Laws.  (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee)         Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(ff)           Accounting Controls.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)         Insurance.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have insurance covering their respective operations, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)         No Unlawful Payments.  None of the Company, any of its subsidiaries, any director or officer of the Company and, to the knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used or authorized any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other anti-bribery law in the jurisdictions in which the Company and its subsidiaries conduct their businesses; or (iv) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)           Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)           Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument or law to which it is a party or is subject to, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company provided all the applicable procedures under laws have been completed before such repayment and transfer; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital or equity interest of each of its subsidiaries may, under the current laws and regulations of the jurisdiction of incorporation of the subsidiary, be paid to the parent company of the subsidiary in U.S. dollars or any other currency that may be converted into foreign currency, provided all the applicable procedures under laws have been completed before such payment and remittance of dividends and distributions, which may be freely transferred out of the jurisdiction of incorporation of the subsidiary, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the jurisdiction of incorporation or tax residence of the subsidiary and are otherwise free and clear of any other tax, withholding or deduction in the jurisdiction of incorporation or tax residence of the subsidiary and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities.

(ll)           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered ADSs and the Shares represented thereby.

(mm)       No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares and the sale of the Offered ADSs by the Company or, to the knowledge of the Company, the sale of the Offered ADSs to be sold by the Selling Shareholder hereunder.

(nn)         No Stabilization.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(oo)         Margin Rules.  The application of the proceeds received by the Company from the issuance of the Shares and the sale and delivery of the Offered ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consents to the use of such data from such sources to the extent required.

(rr)           Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and all of its directors and officers, in their capacities as such, are and will be in compliance with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)         Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(tt)           Reorganization. Each of the agreements listed in Schedule 3 hereof (the “Reorganization Agreements”) was duly authorized, executed and delivered by the parties thereto, constitutes legal, valid and binding obligations of such parties, and is enforceable against each such party in accordance with its terms, except as disclosed in the Pricing Disclosure Package and Prospectus. All required filings and recordings in respect of the Reorganization Agreements with any court, governmental agency or body or any stock exchange authorities of the PRC (the “PRC Governmental Agencies”) have been performed to ensure their legality, validity or enforceability to the parties thereto, except as disclosed in the Pricing Disclosure Package and Prospectus and except for the lack of such filings or recordings that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Reorganization Agreements does not, and the execution and delivery thereof by the parties thereto, or the performance by each of the parties thereto of its obligations thereunder, or the consummation by each of the parties thereto of the transactions contemplated therein, will not (A) to the best of our knowledge after due and reasonable inquiries and except as disclosed in the Pricing Disclosure Package and Prospectus, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any mortgage, loan agreement or other agreement or instrument governed by the PRC laws to which any of the parties to the Reorganization Agreements is a party or by which or to which any of such parties or their respective properties or assets are bound or subject; (B) result in any violation of the provisions of such party’s articles of association or business license or any licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with the PRC Governmental Agencies; or (C) result in any violation of any PRC laws.

(uu)         Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure and the Prospectus, all dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of the Cayman Islands, and all such dividends and other distributions will not be subject to withholding or other taxes, and are otherwise free and clear of any other tax, withholding or deduction in any jurisdiction and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities provided all the applicable procedures under laws have been completed before such payment and remittance of dividends and distributions.

(vv)         Transfer Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or PRC, or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against the issuance of ADRs evidencing Offered ADSs, (ii) the sale and delivery by the Company and the Selling Shareholder of the Shares, or Offered ADSs to or for the respective accounts of the several Underwriters or (iii) the sale and delivery outside the Cayman Islands and PRC by the several Underwriters of the Shares or Offered ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(ww)       No Sale, Issuance or Distribution of Shares.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xx)          Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)         Transaction Agreements under Cayman Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if this Agreement and the Deposit Agreement are executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(zz)          PFIC. The Company was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2011, and does not expect to be a PFIC in the foreseeable future.

(aaa)       Critical Accounting Policies.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Critical accounting policies” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, truly, accurately and completely describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(bbb)      Liquidity and Capital Resources.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Liquidity and capital resources” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Off-balance sheet commitments and arrangements” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or its subsidiaries or the availability thereof or the requirements of the Company or its subsidiaries for capital resources.  As used herein in this subsection the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(ccc)       No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or PRC or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands or PRC on, or by virtue of the execution or delivery of, such documents.

(ddd)      Choice of Law.  The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus.  The Company has the power to submit, and pursuant to Section 18(a) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 18(b) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the ADS Registration Statement or the offering of the Offered ADSs in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (A) would be declared enforceable against the Company without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, provided that (1) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (2) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (3) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (4) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (B) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus.  The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(eee)       Corporate Structure and Related Party Transactions.  The descriptions of the events and transactions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Corporate history and structure” and “Related party transactions” are true, accurate, and complete in all material respects.

(fff)         Merger or Consolidations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(ggg)      Termination of Contracts.  Neither the Company nor any of its subsidiaries has sent or received any communication regarding early termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement to the extent that such contracts and agreements are of the kind that is typically renewable, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or by any other party to any such contract or agreement.

(hhh)      Personal Liability of Shareholders and ADS holders. No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company or its subsidiaries by virtue only of its holding of any such Shares or Offered ADSs; and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material limitations on the rights of holders of the Shares or the Offered ADSs who are not PRC residents to hold, vote or transfer their securities.

(iii)          Compliance with PRC Regulations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries that was incorporated outside of the PRC has complied with, and has taken all reasonable steps to ensure compliance by each of its shareholders, option holders, directors, officers, employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(jjj)          PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. Except as disclosed in the Registration Statement, the Pricing Disclosure and the Prospectus, the issuance and sale of the Shares and the Offered ADSs, the listing and trading of the Offered ADSs on the NASDAQ or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at the Closing Date or the Additional Closing Date, as the case may be, be materially and adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”).

(kkk)       Compliance with Tax Exemption Laws and Regulations. Each of its subsidiaries operating in the PRC is in compliance in all material respects with all requirements under all applicable PRC laws and regulations to qualify for their income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the actual operations and business activities of its subsidiaries are sufficient to meet the qualifications for their Tax Benefits. No submissions made to any PRC government authority in connection with obtaining its Tax Benefits contained any material misstatement or omission that would have affected the granting of its Tax Benefits. The subsidiaries in the PRC have not received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware of any reason why the subsidiaries in the PRC might not qualify for, or be in compliance with the requirements for in material respects, their Tax Benefits.

(lll)          Affiliation.  To the Company’s and the Principal Shareholder’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

4.             Representations and Warranties of the Principal Shareholder.  Mr. Charles Zhengyao Lu (the “Principal Shareholder”), represents and warrants to each Underwriter that:

(a)           Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Principal Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

5.             Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to each Underwriter, the Company and the Principal Shareholder that:

(a)           Organization and Good Standing. The Selling Shareholder has been duly organized and is validly existing in good standing in its jurisdiction of organization.

(b)           Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Offered ADSs to be sold by the Selling Shareholder hereunder, and for the deposit of the Shares being deposited by the Selling Shareholder with the Depositary against issuance of ADRs evidencing the ADSs to be delivered at the Closing Date and any Additional Closing Date have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Offered ADSs to be sold by the Selling Shareholder hereunder and to deposit the Shares being deposited by the Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Closing Date and any Additional Closing Date; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(c)           No Conflicts.  The execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the Offered ADSs to be sold by the Selling Shareholder, the deposit of the Shares by the Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder at the Closing Date and any Additional Closing Date and the consummation by the Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Selling Shareholder, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(d)           Title to Shares.  The Selling Shareholder has good and valid title to the Shares represented by the Offered ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares represented by the Offered ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the Offered ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such Offered ADSs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(e)           No Stabilization.  The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(f)            Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(g)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to

Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(h)           Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(i)            Material Information.  As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Offered ADSs by the Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

6.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in [New York City/Hong Kong] prior to 10:00 A.M., [New York City/Hong Kong] time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Offered ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of 180 days after the date of the Prospectus the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any s Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (1) the ADSs to be sold hereunder and (2) grants of employee share options, restricted shares or other equity incentives pursuant to the Company’s share incentive plan existing on the date of the Prospectus which is described under the caption “Management — Share Incentive

Plan” of the Prospectus, provided that, such employee share options, restricted shares and other equity incentives shall not be convertible, exercisable or exchangeable in any way for Ordinary Shares or ADSs in the 180-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material news or material event (the “Company Lock-up Extension”).

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Offered ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(k)           Exchange Listing.  The Company will use its best efforts to list, subject to notice of issuance, the ADSs on the NASDAQ.

(l)            Reports.  So long as the Offered ADSs or the Shares represented thereby are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)           Deposit of Shares. The Company will, prior to the Closing Date or the Additional Closing Date, as the case may be, deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and ADRs evidencing such ADSs delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be.

(p)           Transfer Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares or Offered ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement.

(q)           Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and for all other relevant purposes.

(r)            Compliance with SAFE Rules and Regulations. The Company shall comply with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), and shall use its reasonable best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are, directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is, directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(s)           Accounting Controls.  The Company and its subsidiaries shall undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)            Compliance with Laws.  The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

7.             Further Agreements of the Selling Shareholder.  The Selling Shareholder covenants and agrees with each Underwriter that:

(a)           Clear Market.  For a period of 180 days after the date of the initial public offering of the ADSs, the Selling Shareholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs or such other securities which may be deemed to be beneficially owned by the Selling Shareholder in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs without the prior written consent of the Representatives, in each case other than the Ordinary Shares or ADSs to be sold by the Selling Shareholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (the “Selling Shareholder Lock-up Extension”).

(b)           Deposit of Shares. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Selling Shareholder will deposit, or cause to be deposited on its behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(c)           Transfer Taxes. The Selling Shareholder will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivision or taxing authority thereof or therein, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares or Offered ADSs to be sold by the Selling Shareholder, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement by or on behalf of the Selling Shareholder, and the execution and delivery of this Agreement and the Deposit Agreement by the Selling Shareholder.

(d)           Tax Forms.  The Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN, W-IMY (with the relevant attachment) or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

8.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(g) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

9.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The respective representations and warranties of the Company, the Principal Shareholder and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)           Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a), (c) and (d) above; (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Shareholder set forth in Sections 5(f), 4(g) and 5(h) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be.

(f)                                    Certificate of the Chief Financial Officer.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a cer tificate of the chief financial officer of the Company in form and substance reasonably satisfactory to the Representatives.

(g)                                 Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young Hua Ming shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h)                                 Opinion and 10b-5 Statement of United States Counsel for the Company.  Kirkland & Ellis LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)                                     Opinion of Cayman Islands Counsel for the Company. Conyers, Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(j)                                     Opinions of Hong Kong Counsel for the Company. Kirkland & Ellis International LLP, Hong Kong counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(k)                                  Opinion of PRC Counsel for the Company. Han Kun Law Offices, PRC counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(l)                                     Opinion of United States Counsel for the Selling Shareholder. Kirkland & Ellis International LLP, United States counsel for the Selling Shareholder, shall have furnished to the Representatives, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(m)                               Opinion of Local Counsel for the Selling Shareholder. Conyers, Dill & Pearman, British Virgin Islands counsel for the Selling Shareholder, shall have furnished to the Representatives, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.

(n)                                 Opinion and 10b-5 Statement of United States Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o)                                 Opinion of PRC Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of King & Wood Mallesons Lawyers, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(p)                                 Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, with respect to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(q)                                 No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any domestic or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs or the Shares represented thereby by the Company or the sale of the Offered ADSs or the Shares represented thereby by the Selling Shareholder; and no injunction or order of any domestic or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs or the Shares represented thereby by the Company or the sale of the Offered ADSs or the Shares represented thereby by the Selling Shareholder.

(r)                                    Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(s)                                  Exchange Listing.  The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(t)                                    Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(u)                                 Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to you at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to you evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company and the Selling Shareholder at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(v)                                 Adverse Developments in PRC Mergers and Acquisitions Rules. There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered ADSs at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(w)                               Compliance with Section 5(a). The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement.

(x)                                   Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Shares and Offered ADSs in such amount and within the time frame provided in the Securities Act.

(y)                                 No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(z)                                   Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.                                 Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters by the Company and Principal Shareholder.  The Company and the Principal Shareholder agree to, jointly and severally, indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided that, none of the Underwriters shall be entitled to seek indemnification under this Section 10(a) from the Principal Shareholder unless both of the following conditions are met: (i) the Underwriters shall first have sought indemnity from the Company in writing under Section 10(d) and (ii) the Company has not satisfied such request for indemnification in full within 30 days of the written notification. Notwithstanding the foregoing, an Underwriter shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent auditors, or announced that there is considerable doubt that it will be able to continue as a going concern.

(b)                                 Indemnification of the Underwriters by the Selling Shareholder.  The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Applicable Time Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided that in no event shall the indemnity provided by the Selling Shareholder under this Section 10 exceed the gross proceeds received by the Selling Shareholder from the sale of the Offered ADSs pursuant to this Agreement.

(c)                                  Indemnification of the Company, the Principal Shareholder and the Selling Shareholder by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Principal Shareholder, and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) or (b) above, as applicable, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the name of each Representatives in the first paragraph under the caption “Underwriting” and the concession and discount figures appearing in the third paragraph under the caption “Underwriting.”

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 10, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 10.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholder from the sale of the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs.  The relative fault of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or to information supplied by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter.

(f)                                    Limitation on Liability.  The Company, the Principal Shareholder, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                 Non-Exclusive Remedies.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.                                 Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12.                                 Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NASDAQ, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Hong Kong Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or PRC authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and the PRC, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

13.                                 Defaulting Underwriter.

(a)                                  If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase here under on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of the Company, except that the Company and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 14 hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

14.                                 Payment of Expenses.

(a)                                  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the ADSs on the NASDAQ.

(b)                                 If (i) this Agreement is terminated pursuant to Section 12, (ii) the Company or the Selling Shareholder for any reason fails to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company and the Selling Shareholder agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

15.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 10 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters.

17.                                 Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.                                 Submission to Jurisdiction; Appointment of Agent for Service.

(a)                                  Each of the Company, the Principal Shareholder, and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs. Each of the Company, the Principal Shareholder and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company, the Principal Shareholder or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company, the Principal Shareholder and the Selling Shareholder], as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company and the Principal Shareholder hereby irrevocably appoint Law Debenture Corporate Services Inc., and the Selling Shareholder appoints the person indicated on Schedule 2 hereto, as their respective agents for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company, the Principal Shareholder and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company, the Principal Shareholder and the Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company, the Principal Shareholder and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19.                                 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company, the Principal Shareholder and the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company, the Principal Shareholder and the Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, the Principal Shareholder or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20.           Miscellaneous.

(a)           Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives, Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Fax: (212) 507 4075, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358 and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention:  Syndicate Department, Fax:  (646) 855 3073, with a copy to ECM Legal, fax: (212) 230-8730.  Notices to the Company shall be given to it at China Auto Rental Holdings Inc., 2F, Lead International Building, 2A Zhonghuan South Road, Wangjing, Chaoyang Dist., Beijing PRC 100102 (fax: 86 (10) 58209966); Attention: Lin Qi. Notices to the Principal Shareholder shall be given to it at China Auto Rental Holdings Inc., 2F, Lead International Building, 2A Zhonghuan South Road, Wangjing, Chaoyang Dist., Beijing PRC 100102 (fax: 86 (10) 58209966); Attention: Lin Qi. Notices to the Selling Shareholder shall be given to the Selling Shareholder at China Auto Rental Holdings Inc., 2F, Lead International Building, 2A Zhonghuan South Road, Wangjing, Chaoyang Dist., Beijing PRC 100102 (fax: 86 (10) 58209966); Attention: Lin Qi.

(b)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CHINA AUTO RENTAL HOLDINGS INC.

By:
Name:
Title:

PRINCIPAL SHAREHOLDER

By:
Name: Charles Zhengyao Lu

SELLING SHAREHOLDER

Haode Group Inc.

By:
Name:
Title:

Accepted:                     , 2012

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:	Authorized Signatory

Accepted: , 2012

J.P. MORGAN SECURITIES LLC

By:
Name:
Title: Authorized Signatory

Accepted: , 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title: Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

2

Schedule 1

Underwriter	Number of Shares

Morgan Stanley & Co. International plc

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

Schedule 2

Selling Shareholder:	Number of Underwritten ADSs:	Number of Option ADSs	Agent for Service of Process:
None

Schedule 3

List of Reorganization Agreements

1.               Share Transfer Agreement between Beijing Huaxia United Auto Network Technology Co., Ltd., as transferor, and Lianhui Auto (Langfang) Co., Ltd., as transferee, dated November 15, 2011.

2.               Share Transfer Agreement by and among Charles Zhengyao Lu, Lihong Guo, Xichun Chen, Li Hua and Beijing Huaxia United Science & Technology Co., Ltd., as transferors, and Lianhui Auto (Langfang) Co., Ltd., as transferee, dated November 15, 2011.

3.               Share subscription Agreement by and among China Auto Rental Inc., Right Lane Limited, Haode Group Inc., Sky Sleek Limited, Qun Cheng Limited, Grand Joy Worldwide Limited, and Amplewood Resources Limited, dated December 14, 2011.

4.               Share Exchange Agreement by and among China Auto Rental Inc., LC Industrial Investment Limited, LC Fund III, L.P., Right Lane Limited, Haode Group Inc., Sky Sleek Limited, Qun Cheng Limited, Grand Joy Worldwide Limited, and Amplewood Resources Limited, dated December 15, 2011.

5.               Instrument of Transfer between LC Fund III, L.P., as transferor, and Grand Union Investment Fund, L.P., as transferee, dated January 10, 2012.

6.               Instrument of Transfer between Right Lane Limited, as transferor, and Grand Union Investment Fund L.P., as transferee, dated January 10, 2012.

7.               Share Transfer Agreement between Right Lane Limited and Grandsun International Investment Limited, dated January 10, 2012.

Annex A-1

Opinion of Cayman Islands Counsel for the Company

[To come]

Annex A-2

Opinion of PRC Counsel for the Company

[To come]

Annex A-3

Opinion of Local Counsel for the Selling Shareholder

[To come]

Annex A-4

Opinion of Counsel for the Depositary

[To come]

EXHIBIT A-1

CHINA AUTO RENTAL HOLDINGS INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2012

The undersigned, Chief Financial Officer of China Auto Rental Holdings Inc. (collectively with its subsidiaries, the “Company”), pursuant to Section 8(f) of the Underwriting Agreement, dated [•], 2012 (the “Underwriting Agreement”), among the Company, Morgan Stanley & Co. International plc, J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named on Schedule 1 (the “Underwriters”) thereto, hereby certifies that:

1.                                       I am providing this certificate to the Underwriters in connection with the Company’s offer and sale of [•] ADSs representing [•] Ordinary Shares, and, at the option of the Underwriters, up to an additional [•] ADSs, representing [•] additional Ordinary Shares (the “Offering”) as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.                                       I am familiar with the accounting, operations, records systems and internal controls of the Company.  I have participated in the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus.  I have supervised the compilation of and reviewed the circled information contained in Attachment A attached hereto (the “Circled Information”), as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.                                       With respect to the Circled Information, I have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A.                                   I have compared the amount to, or computed the amount from, the Company’s accounting books and records prepared by the Company’s accounting personnel for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

B.                                     I have compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

4.                                       The Circled Information is true, complete and accurate as of the Applicable Time and the Closing Date and the Additional Closing Date, as the case may be.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.  This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

(Signature Page Follows)

IN WITNESS WHEREOF, I have signed this Chief Financial Officer’s Certificate as of the date first written above.

CHINA AUTO RENTAL HOLDINGS INC.

Name:	Robert Yong Sha
Title:	Chief Financial Officer

Signature Page to Chief Financial Officer’s Certificate

Annex A-2

Opinion and 10b-5 Statement of United States Counsel for the Company

[To come]

Annex A-3

Opinion of Cayman Islands Counsel for the Company

[To come]

Annex A-4

Opinion of Hong Kong Counsel for the Company

[To come]

Annex A-5

Opinion of PRC Counsel for the Company

[To come]

Annex A-6

Opinion of United States Counsel for the Selling Shareholder

[To come]

Annex A-7

Opinion of Local Counsel for the Selling Shareholder

[To come]

Annex B

a.  Pricing Disclosure Package

1.              Issuer Free Writing Prospectus dated April [•], 2012, filed with the Securities and Exchange Commission.

[b.  Pricing Information Provided Orally by Underwriters]

[key information included in script that will be used by Underwriters to confirm sales]

Annex C

China Auto Rental Holdings Inc.

Pricing Term Sheet

[To come/None]

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2012

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, United Kingdom E14 4QA

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY  10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, NY 10036

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re:          China Auto Rental Holdings Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Auto Rental Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”) and the Selling Shareholder listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”) representing ordinary shares, par value US$0.00005 per share, of the Company (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares and ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares and ADSs or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares without the prior written consent of the Representatives. The foregoing shall not apply to (A) the ADSs and Ordinary Shares represented thereby to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of the ADSs or Ordinary Shares (i) to an immediate family member or a trust formed for the benefit of the undersigned or any immediate family member of the undersigned, (ii) as a bona fide gift or gifts, and (iii) through will or intestacy and (C) distributions of the ADSs or Ordinary Shares to members or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Schedule 13D or 13G to the extent required by law).

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or announces material news or a material event relating

2

to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Representatives on behalf of the Underwriters that the restrictions imposed by this agreement have expired.

In furtherance of the foregoing, the Company, the Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

Notwithstanding anything to the contrary contained herein, if the Underwriting Agreement is terminated for any reason or if the closing of the Public Offering has not occurred on or prior to December 31, 2012, then this Lock-Up Agreement shall thereafter automatically terminate and be of no force and effect.

3

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF LOCK-UP PARTY]

By:
Name:
Title:

4

FORM OF WAIVER OF LOCK-UP

China Auto Rental Holdings Inc.

Public Offering of American Depositary Shares

Representing Ordinary Shares

[•], 2012

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by China Auto Rental Holdings Inc. (the “Company”) of [•] American Depositary Shares (“ADSs”), representing [•] ordinary shares, par value US$0.00005 per share of the Company and the lock-up letter dated [•], 2012 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 2012, with respect to [•] shares of ADSs (the “Shares”).

Morgan Stanley & Co. International plc, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 2012; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of Representatives]

[Name of Representatives]

cc:  Company

5

Exhibit C

FORM OF PRESS RELEASE

China Auto Rental Holdings Inc.
[•] 2012

China Auto Rental Holdings Inc. announced today that Morgan Stanley & Co. International plc , J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the joint book-running managers in the Company’s recent public sale of [•] American Depositary Shares (“ADSs”), representing [•] ordinary shares, par value US$0.00005 per share, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s ADSs held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 2012, and such ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

6